SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange
                               Act of 1934



       Date of Report (Date of earliest event reported) February 8, 1999



                           TECHDYNE, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)



           Florida                  0-14659            59-1709103
----------------------------      ------------     -------------------
(State or other jurisdiction      (Commission        (IRS Employer
      of incorporation)           File Number)     Identification No.)



      2230 West 77th Street, Hialeah, Florida           33016
     ----------------------------------------        ----------
     (Address of principal executive offices)        (Zip Code)




   Registrant's telephone number, including area code (305) 556-9210
                                                      --------------

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Item 5.  Other Events

     The Company's board of directors has extended the exercise period of its 959,152 outstanding common stock purchase warrants (the "Warrants") for a period of 65 days to May 17, 1999 from March 12, 1999. The board simultaneously authorized a reduction of the exercise price to $4.00 per share of common stock through the new expiration date. The Warrants were originally issued in 1995 pursuant to a registered offering of securities of the Company which included 1,000,000 shares of its common stock and 1,000,000 Warrants exercisable at $5.00 per share. The Warrants are subject to redemption by the Company at $.10 per Warrant under certain conditions, including a trading price of $7.50 per share, for fifteen consecutive trading days prior to notice of redemption.
The Company does not anticipate redeeming the Warrants. The closing prices of the common stock and Warrants on February 5, 1999 as reported by Nasdaq were $3.31 and $.125, respectively. The Company's securities trade on the Nasdaq National Market under the symbols TCDN for the common stock and TCDNW for the Warrants.

     Assuming full exercise of the Warrants, the Company would realize gross proceeds of approximately $3,836,600, which would be reduced by fees of 5% of the proceeds from Warrants exercised to Joseph Dillon & Company, Inc. ("Dillon"), the underwriter of the Company's 1995 public offering which included the Warrants, subject to certain contingencies, among which are that the Warrants are not held in any discretionary accounts and Dillon is designated as the soliciting broker. The net proceeds after costs to the Company from the exercise of the Warrants, assuming all Warrants are exercised, would be approximately $3,640,000 and would be applied to reducing debt and for working capital. There is no assurance as to the extent of any exercise of the Warrants, particularly in view of the current market price of the common stock being less than the newly reduced Warrant exercise price. Therefore, there can be no assurance that the Company will realize any proceeds.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a) Financial statements of businesses acquired

         Not Applicable

     (b) Pro forma financial information

         Not Applicable

     (c) Exhibits

         (99) Additional Exhibits

              (i) Supplement to Prospectus dated February 8, 1999.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TECHDYNE, INC.

                                           /s/ Thomas K. Langbein

                                         By-----------------------------
                                           THOMAS K. LANGBEIN, Chairman
                                           of the Board and Chief
                                           Executive Officer

Dated:  February 8, 1999